EXHIBIT 15 - LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 10549


RE:    ITI Technologies, Inc. Registration Statements on Form S-8
(Registrations Nos. 33-89826, 333-08943, 333-08945, 333-23751 and 333-58257)

We are aware that our report dated October 29, 1998, on our reviews of interim consolidated financial information of ITI Technologies, Inc. and subsidiaries for the three-month and nine-month periods ended September 30, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998, is incorporated by reference in these registration statements. Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 11, 1998


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